Exhibit 99.1

FOR IMMEDIATE RELEASE	No. 09-07

For more information contact: Ronald D. Mogel, Senior Vice President and Chief Financial Officer

Phone: (337) 896-6664

OMNI Announces First Quarter 2009 Earnings Conference Call Information

CARENCRO, La., July 29, 2009 (GLOBE NEWSWIRE) — OMNI Energy Services Corp. (Nasdaq:OMNI) (the “Company” or “OMNI”) today announced plans to release financial results for the second quarter ended June 30, 2009, on Wednesday, Aug. 5, 2009 after the close of markets in the United States. The Company will conduct a conference call at 2:00 P.M. CDT on Thursday, August 6, 2009, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (888) 490-2762, confirmation code 6096041, in the United States or (719) 325-2213, confirmation code 6096041, from outside the United States.

Listeners may also connect to the simultaneous webcast available from the investor relations section of the Company’s web site at www.omnienergy.com. A replay of the webcast will be available at this site for 30 days after the call.

Date:	August 6, 2009
Time:	2:00 PM CDT

Listen via Internet: http://ir.omnienergy.com/

Schedule this webcast into MS-Outlook calendar (click open when prompted): http://apps.shareholder.com/PNWOutlook/t.aspx?m=38212&k=8651BDE2

Toll-free:	(888) 490-2762
International:	(719) 325-2213
Password:	6096041

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating in the Gulf of Mexico as well as the prolific oil and gas producing regions of the continental United States of America. OMNI provides its services through five business segments: Seismic Services (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Fluid and Transportation Services and Other Services.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with the impact of the current economic climate, the timely conversion of seismic drilling backlog into revenue, the acceptance and use of OMNI’s environmental cleaning services, OMNI’s dependence on activity in the oil and gas industry, labor shortages, permit delays, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of pending litigation, the continued growth of OMNI’s environmental services and equipment leasing business segments, the completion of strategic transactions under consideration by OMNI, and other risks detailed in OMNI’s filings with the Securities and Exchange Commission.

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